EXHIBIT 23





Consent of Independent Accountants



We hereby consent to the incorporation by reference in the

Registration Statement on Form S-8 (No. 33-42087) of Stone

Container Corporation of our report dated June 23, 1998

appearing in the Annual Report of the Stone Container

Corporation Deferred Income Savings Plan on Form 11-K for

the year ended December 31, 1997.







PRICE WATERHOUSE LLP



Chicago, Illinois

June 26, 1998